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                                                                     EXHIBIT 5.1

                         Opinion and Consent of Counsel

                                February 25, 2000


VoiceStream Wireless Holding Corporation
3650 131st Avenue S.E.
Bellevue, Washington 98006

      Re: Registration Statement on Form S-8 of VoiceStream Wireless Holding Corporation

Ladies and Gentlemen:

      We have acted as counsel to VoiceStream Wireless Holding Corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, $.001 par value per share, of the Company that may be issued pursuant to the VoiceStream Wireless Corporation 2000 Employee Stock Purchase Plan (the "Plan").

      In connection therewith, we have reviewed the Company's Amended and Restated Certificate of Incorporation, Bylaws and minutes of appropriate meetings, and we are familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

      Based on the foregoing, it is our opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

      2. The Shares, as and when acquired in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the Delaware corporate law when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.


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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       PRESTON GATES & ELLIS LLP

                                       By /s/ G. Scott Greenburg
                                         --------------------------------------
                                          G. Scott Greenburg